EXHIBIT 99.2

PRESS RELEASE DATED JANUARY 17, 2014

U-SWIRL, Inc.	Press Release

Rocky Mountain Chocolate Factory's Majority-Owned U-Swirl, Inc.
Subsidiary More Than Triples Size of Cafe Network

 Acquisitions of CherryBerry and Yogli Mogli Frozen Yogurt Chains Add 182 Self-Serve Cafés in 27 States and Three Foreign Countries

DURANGO, CO and HENDERSON, NV--(Marketwired - Jan 17, 2014) -   Rocky Mountain Chocolate Factory, Inc. (NASDAQ: RMCF) and U-Swirl, Inc. (OTCQB: SWRL) today announced that U-SWIRL International, Inc. which operates and franchises self-serve frozen yogurt cafés, has acquired the business assets of two operators and franchisors of self-serve frozen yogurt cafés. On a combined basis, CherryBerry Enterprises, LLC and Yogli Mogli, LLC franchise and/or operate 182 self-serve frozen yogurt cafés, which are located in 27 states and three foreign countries.

U-Swirl, Inc. is publicly-traded and is majority-owned by Rocky Mountain Chocolate Factory, Inc.

"The self-serve frozen yogurt market is extremely fragmented, and we believe successful consolidators will dominate the industry within a few years," noted Bryan Merryman, Chief Operating Officer of Rocky Mountain Chocolate Factory, Inc. "With over three decades of successful franchising experience, we believe the self-serve frozen yogurt industry offers the potential for above-average investment returns, and our investment in U-Swirl is predicated upon working closely with management to identify attractive growth opportunities that are compatible with the geographical and operational requirements for long-term success."

"The completion of this acquisition increases the size of U-Swirl's store base by over 200%, to a total of 267 self-serve frozen yogurt cafés in 35 states and three foreign countries," noted Rico Conte, Chief Executive Officer of U-Swirl, Inc. "Together, these acquisitions represent the achievement of a transformational milestone that positions U-Swirl as a major player in the self-serve frozen yogurt segment of the $6 billion away-from-home frozen desserts industry. Over the past 15 months, the number of cafés operated by our franchisees, licensees and U-Swirl has grown by more than nine-fold as we have expanded both geographically and within existing markets through new café openings and acquisitions. We estimate that U-Swirl, having launched its acquisition program only one year ago, is now the fourth-largest company, when measured in terms of the number of stores operating in the United States, and the only publicly traded company pursuing a roll-up strategy, within the self-serve frozen yogurt industry."

"We are delighted to welcome CherryBerry and Yogli Mogli to our expanding brand portfolio," continued Conte. "Our franchise support group will work closely with existing and new franchisees to realize savings through economies of scale and volume purchasing discounts, and to execute on cost-reduction strategies that are designed to position U-Swirl as one of the most efficient participants in the self-serve frozen yogurt industry."

CherryBerry Enterprises, LLC franchises and operates 156 self-serve frozen yogurt cafés in 25 states, Canada, Pakistan, and Turkey, with many new locations in development. The company and certain affiliates, including one Company-owned café, were acquired for approximately $4.25 million in cash and 4 million shares of U-Swirl common stock. Headquartered in Tulsa, Oklahoma, CherryBerry and its franchisees currently operate stores in the following states and countries:

Arkansas	Nebraska
Colorado	New Mexico
Connecticut	North Carolina
Florida	North Dakota
Georgia	Ohio
Illinois	Oklahoma
Indiana	South Dakota
Iowa	Texas
Kansas	Utah
Kentucky	Wisconsin
Michigan	Wyoming
Minnesota	Canada
Missouri	Pakistan
Montana	Turkey

Yogli Mogli, LLC, headquartered in Atlanta, Georgia, franchises 22 self-serve frozen yogurt cafés and operates four company-owned cafés. The company was acquired by U-Swirl, Inc. for $2.15 million in cash and $200,000 in U-Swirl common stock. Yogli Mogli and its franchisees currently operate stores in Georgia, Illinois, Kentucky, Pennsylvania, and Tennessee.

 "As the owner of a majority equity interest in U-Swirl, Rocky Mountain Chocolate Factory is highly supportive of our growth strategy," continued Conte. "We believe U-Swirl can benefit greatly from Rocky Mountain's franchise development and support capabilities, and its strong balance sheet has allowed U-Swirl to move quickly when attractive acquisition opportunities are identified." Rocky Mountain provided the cash necessary to acquire CherryBerry and Yogli Mogli through a $7.75 million convertible note.

(Note: For additional information on the transactions discussed above, investors should refer to SEC filings on Form 8-K and Form 10-Q by Rocky Mountain Chocolate Factory, Inc. and U-Swirl, Inc. to be filed within SEC established filing deadlines)

About Rocky Mountain Chocolate Factory, Inc.
Rocky Mountain Chocolate Factory, Inc., headquartered in Durango, Colorado, is an international franchisor of gourmet retail chocolate stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. As of January 17, 2014, the Company and its franchisees, licensees and majority-owned subsidiary (U-Swirl, Inc.) operated 623 stores and cafés in 44 states, Canada, Japan, South Korea, The United Arab Emirates, Pakistan and Turkey. The Company's common stock is listed on The Nasdaq Global Market under the symbol "RMCF." Additional information is available on the Internet at www.rmcf.com.
Rocky Mountain Chocolate Factory, Inc. was advised by Levy Capital Partners, LLC and Perkins Coie LLP.

About U-Swirl, Inc.
U-Swirl, Inc. is an operator and franchisor of self-serve frozen yogurt cafés that operate under the following names: U-SWIRL Frozen Yogurt, CherryBerry, Aspen Leaf Yogurt, Yogli Mogli, Yogurtini, Gracie Bleu, and Josie's Frozen Yogurt. The cafés offer frozen yogurt in 20 non-fat and low-fat flavors, including tart, traditional, and no-sugar-added options, along with fresh sorbet. Approximately 70 toppings such as fresh fruit, sauces, candies, and granola are available to customize each serving of yogurt to the customer's individual taste.
In January 2013, the Company acquired frozen yogurt café assets, franchise rights and certain other assets from Rocky Mountain Chocolate Factory, Inc. (NASDAQ: RMCF) in exchange for a 60 percent controlling ownership interest in the Company, certain warrants, and notes payable.
U-Swirl, Inc. is headquartered in Henderson, Nevada, and its common stock trades on the OTCQB under the symbol "SWRL." As of January 17, 2014, U-Swirl, its franchisees and licensees operated 267 self-serve frozen yogurt cafés in 35 states and three foreign countries. Additional information on U-Swirl, Inc. is available on the Internet at www.u-swirl.com.

Forward-Looking Statements
Certain statements in this press release are "forward-looking statements." These statements involve risks and uncertainties, and the Company undertakes no obligation to update any forward-looking information. Risks and uncertainties that could cause cash flows to decrease or actual results to differ materially include, without limitation, seasonality, consumer interest in the Company's products, general economic conditions, consumer and retail trends, costs and availability of raw materials, competition, market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. Readers are referred to the Company's periodic reports filed with the SEC, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. The information contained in this press release is a statement of the Company's present intentions, beliefs or expectations and is based upon, among other things, the existing business environment, industry conditions, market conditions and prices, the economy in general and the Company's assumptions. The Company may change its intentions, beliefs or expectations at any time and without notice, based upon any changes in such factors, in its assumptions or otherwise, and it undertakes no obligation to revise or update publicly any forward-looking statements for any reason. The cautionary statements contained or referred to in this press release should be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on its behalf may issue.